UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 29, 2015

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of principal executive offices, zip code)

(717) 757-7660
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2015, The Bon-Ton Stores, Inc. (the “Company”) issued a press release announcing the appointment of Nancy A. Walsh as the Company’s new Executive Vice President, Chief Financial Officer, effective November 9, 2015.

Ms. Walsh, age 54, was most recently employed with Coach, Inc., a leading global company marketing accessible luxury handbags and accessories. From 2007 to 2013, as Senior Vice President of Finance, Ms. Walsh was responsible for all corporate financial risk functions, with a focus on financial and strategic planning, capital structure optimization, cost reduction and cash management. Previous assignments at Coach from 1999 to 2007 included Chief Risk Officer, Vice President of Finance and Chief Financial Officer of its worldwide wholesale division. Ms. Walsh has had previous experience as Assistant Treasurer of Viacom, Inc., a global media and entertainment company, and The Timberland Company, a manufacturer and worldwide retailer of premium footwear and apparel. Ms. Walsh has a Master of Business Administration degree from Northeastern University and a Bachelor of Arts degree from the University of New Hampshire.

The Company and Ms. Walsh entered into an offer letter dated October 29, 2015 (the “Offer Letter”) and effective as of November 9, 2015 (the “Effective Date”). Ms. Walsh will assume her role with the Company on the Effective Date. In connection with the Offer Letter, the Company has entered into a Restricted Stock Agreement, dated as of the Effective Date (the “Restricted Stock Agreement”).

The Offer Letter does not provide for a term of employment and provides for an initial base salary of $500,000 per year. The Offer Letter provides that Ms. Walsh will be paid a signing bonus of $200,000, net of all applicable taxes, with one-half paid at the first pay period after the Effective Date and one-half paid in April 2016, at such time as the Company typically pays bonuses under its bonus program. Under the terms of the Offer Letter, Ms. Walsh is required to reimburse the Company for such amounts on a pro-rated basis in the event Ms. Walsh voluntarily terminates her employment or fails to initiate her relocation within two years of the Effective Date or in the event the Company terminates Ms. Walsh’s employment for cause.

The Offer Letter provides that, beginning in fiscal 2016, Ms. Walsh will be eligible for a bonus under The Bon-Ton Stores, Inc. Amended and Restated Cash Bonus Plan under the following parameters: a target bonus of 75% of base salary, a threshold bonus of 37.5% of base salary, and a maximum bonus of 150% of base salary.

The Offer Letter provides that Ms. Walsh will receive a grant of 175,000 restricted shares of the Company’s common stock pursuant to the terms of the Restricted Stock Agreement and the Company’s 2009 Omnibus Incentive Plan (as amended or replaced from time to time, the “Incentive Plan”).  Such restricted shares shall vest if Ms. Walsh remains employed by the Company on November 9, 2018. The Offer Letter provides that no additional stock grants will be made in 2016 for the 2015 performance period. If Ms. Walsh’s employment is terminated without cause prior to vesting, the restricted shares shall vest in annual increments over the remaining vesting period.

Beginning in 2017, Ms. Walsh will be eligible for additional equity-based compensation under the Incentive Plan as determined annually by the Company.

The Company has agreed to reimburse Ms. Walsh for commuting expenses up to $40,000 for an approximate nine-month period. The Company also agreed to pay the costs associated with Ms. Walsh’s relocation to Milwaukee, Wisconsin in accordance with the Company’s relocation policy. The Offer Letter also provides that Ms. Walsh will receive $12,000 (grossed up to cover applicable taxes) to cover temporary housing and related expenses. Under the terms of the Offer Letter, Ms. Walsh is required to reimburse the Company for relocation expenses plus gross-up paid or reimbursed by the Company on Ms. Walsh’s behalf, including the relocation lump sum indicated, on a pro-rated basis in the event Ms. Walsh voluntarily terminates her employment or fails to initiate her relocation within two years of the Effective Date.

Ms. Walsh will also be eligible to participate in the Company’s health plans and other plans and programs generally available to the Company’s employees and executives. Ms. Walsh will also be entitled to participate in The Bon-Ton Stores, Inc. Executive Severance Pay Plan (the “Severance Plan”) pursuant to which, if Ms. Walsh’s employment is terminated without cause or in the event she resigns for good reason, she will be entitled to a cash severance benefit equal to one times her annual base salary. Under the Severance Plan, bonuses would be paid to Ms. Walsh on a pro-rata, fully-vested basis if, and only if, the qualifying termination occurs during the second half of the fiscal year. Upon a qualifying termination, Ms. Walsh would be eligible to receive a cash stipend equal to the amount she is required to pay under COBRA in order to maintain the medical and dental insurance coverage she is receiving at the date of her termination for the period during which she receives severance payments. In order to receive these payments, Ms. Walsh must, among other things, execute and deliver to the Company a Confidentiality, Non-Competition and Non-Solicitation Agreement.

Effective as of the Effective Date, Michael W. Webb, Senior Vice President—Chief Accounting Officer of the Company, will no longer serve as the Company’s principal financial officer. Mr. Webb will continue to serve in his current capacity as the Company’s principal accounting officer.

The description of the material terms of the Offer Letter and the Restricted Stock Agreement set forth herein is qualified in its entirety by the Offer Letter and the Restricted Stock Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

10.1	Offer Letter dated October 29, 2015 and effective as of November 9, 2015 by and between The Bon-Ton Stores, Inc. and Nancy Walsh

10.2	Restricted Stock Agreement for Nancy Walsh

99.1	Press Release issued November 4, 2015 announcing the appointment of Nancy Walsh as the Company’s Executive Vice President, Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

	By:	/s/ Michael W. Webb
Michael W. Webb
Senior Vice President—Chief Accounting
Officer

Dated: November 4, 2015